Exhibit 10.20

                                AGREEMENT OF SALE

         AGREEMENT OF SALE made as of this 22nd day of June, 2004 (the "Agreement Date"), by and between Dr. Alan Maris, with a mailing address of c/o Dillon, 64 Boston St, Guilford, Connecticut (herein the "Seller") and, James S. Brownstein, Trustee, or his nominee having a mailing address of One Bradley Road, Suite 305, Woodbridge, Connecticut (collectively, herein the "Buyer").

                                   WITNESSETH:

WHEREAS, Seller is the owner of that certain piece or parcel of land situated, lying and being in Clinton, Connecticut, together with the buildings and the other improvements erected thereon (the `Improvements"), known as and by the street address as follows: 51-53 West Main Street (Route 1), Clinton, Connecticut (the "Property"). The Property is more particularly described in Exhibit "A" attached hereto. The Property together with the Improvements constructed thereon is collectively referred to herein as the "Premises";

WHEREAS, Seller desires to sell the Premises and Buyer desires to purchase the Premises, in accordance with, and subject to, the terms and conditions of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1  SALE/PURCHASE.
   -------------

          (a)     Sale.
                  -----

                  Seller agrees to sell and convey to Buyer and Buyer agrees to purchase from Seller, upon the terms and conditions herein contained, the Premises.

         (b)      Premises.
                  --------

                  The Premises shall be conveyed, together with the following appurtenances (collectively, the "Appurtenances") including (i) all right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises, to the center line thereof, and all tight, title and interest of Seller, if any, in and to any award made for damage to the Premises by reason of change of grade of any street, (ii) all easements, rights of way or use, privileges, licenses, appurtenances and tights to the same thereunto belonging to or inuring to the benefit of Seller and pertaining to the Premises, (iii) all right, title and interest of Seller in any strips or gores adjacent to or abutting the Premises or any portion thereof,
                  (iv) all sewage treatment capacity, water capacity and other utility capacity allocated by any public or private utility to serve the Premises (v) any reversionary tights attributable to Seller with respect to the Premises (vi) any approvals and permits for the development of the Premises which have previously been obtained by Seller (or Seller's predecessors in interest, to the extent that such approvals and permits are within Seller's possession and which are assignable) from any public agencies (the "Approvals and Permits"), and (vii) all surveys, reports, studies or analyses of the Premises in Seller's possession to the extent they are assignable.

                  Hereinafter, the term Premises" shall be deemed to include all of the Appurtenances pertaining thereto, all in "as-is" condition and shall be deemed to be used interchangeably with the word "Property".

2  TITLE.
   -----

         (a)      Title Report.
                  ------------

                  Buyer shall promptly cause a search of title to the Premises to be made by any title insurance company selected by Buyer which is reputable and is authorized to do business in the State of Connecticut (the "Title Company"). Prior to the expiration of the Due Diligence Period, Buyer shall furnish a copy of the title commitment (the "Title Commitment") to Seller, together with: (1) copies of any matters which are listed as exceptions on the Title Report and (2) a statement ("Buyer's Notice") identifying any conditions, defects, liens, encumbrances or other items appearing as exceptions in the Title Report which are unsatisfactory to Buyer (hereinafter referred to as "Title Objections") because they are Title Objections which conflict with the list of Permitted Exceptions (as hereinafter defined). Seller shall at Closing cure and remove all monetary liens or encumbrances which are recorded against the Premises which are readily reduced to a fixed monetary sum, including, but not limited to, mortgages or other liens securing financing, mechanics' liens, judgments and liens for delinquent taxes, assessments and sewer and water charges (herein sometimes referred to as "monetary liens"). In addition to removing the foregoing monetary liens and encumbrances, Seller shall within ten (10) days following Seller's receipt of the Title Report and Buyer's Notice of Title Objections, give written notice ("Seller's Notice") to Buyer stating which Title Objections contained in Buyer's Notice, if any, Seller shall correct at Seller's expense on or before the Closing Date

                  (hereinafter defined). Seller's correction of any Title Objections shall be a condition precedent to Buyer's obligation to complete the Closing under this Agreement.

         (b)      Status of Title.
                  ---------------

                  The Premises are to be conveyed free and clear of all liens, encumbrances, easements, restrictions and agreements, excepting only the Permitted Exceptions. With the exception of the Permitted Exceptions, title to the Premises shall be good and marketable and such as will be insured by the Title Company at its regular rates for regular risks pursuant to the standard stipulations of an ALTA policy of owner's title insurance. Seller shall furnish such customary title affidavits as the Title Company may require for the removal of standard title objections. As used in this Agreement, the term "Permitted Exceptions" shall mean all matters listed on Exhibit B attached hereto, any restrictions, limitations. Regulations, ordinances, rules and statutes of the Town of Clinton with respect to the Premises (including, but not limited to the wetlands, zoning and planning rules and regulations of the Town of Clinton) and of such other governmental authorities having jurisdiction over the Premises, provided the same are not in violation as of the date and continuing until the Closing Date; real estate taxes of the Town of Clinton and sewer taxes of the Water Pollution Control Authority (WPCA}, which taxes become due and payable on or after the Closing Date, and municipal assessments of any unpaid installments thereof, which become due and payable to the Town of Clinton on or after the Closing Date and any matters which an accurate survey of the Premises would show.

         (c)      Inability to Convey Title.
                  --------------------------

                  If Seller is unable to convey title at Closing as agreed pursuant to Section 2, Buyer shall have the option:

                  (i) of taking such title to the Premises as Seller is able to convey, without credit or abatement of the Purchase Price, in the event Seller is unable to convey such title as a result of the existence of non-monetary liens, encumbrances or other defects; or

                  (ii) of taking such title to the Premises as Seller is able to convey, with abatement of the Purchase Price in the amount (fixed or ascertainable) of any monetary liens or encumbrances on the Premises, if the Seller is unable to convey such title as a result of the existence of monetary liens or encumbrances; or

                  (iii) of terminating Buyer's obligations under this Agreement, in which event Escrow Agent shall refund the Deposit (as hereinafter defined), together with all interest accrued thereon, and Seller shall pay to Buyer all fees and costs expended by Buyer on account hereof, and this Agreement shall be null and void and neither party shall have any further obligations hereunder; or

                  (iv) Notwithstanding the foregoing, if Seller does not convey good title to Buyer, the same shall constitute a breach by Seller and Buyer shall be entitled to all remedies available to Buyer by reason of such breach, including, without limitation, specific performance.

3. DUE DILIGENCE.
   --------------

         (a)      Due Diligence Period.
                  ---------------------

                  It is expressly understood and agreed that until the close of sixty (60) business days after the Agreement Date (the "Due Diligence Period"), the Buyer may make investigations regarding the Premises and be entitled to examine all leases, contracts, mechanical and structural reports, environmental reports, financial information, income and expense reports and any other documentation relating to the ownership, operation and maintenance of the Premises. At all times within the Due Diligence Period, Buyer shall be entitled to make tests and inspections of the Premises at his sole cost and expense, including, but not limited to, environmental investigations, structural, mechanical, wood destroying insects, lead-based paint, and any other tests and inspections Buyer deems necessary or desirable, which reports shall be kept confidential (to the extent such reports contain information which is not available to the public) by Buyer except to the extent that Buyer discloses same to its lenders, attorneys, affiliates and agents in connection with Buyer's proposed acquisition of the Premises. Buyer shall provide copies to Seller of all such reports. Buyer, in Buyer's sole discretion, and for any reason or for no reason at all, may terminate this Agreement by written notice to Seller with a copy to Escrow Agent, which written notice must be given to and received by Seller on any business day up to and including 5:00 p.m. on the final date of the Due Diligence Period and in which event the Deposit, together with accrued interest thereon, shall be returned to Buyer and neither party shall have any further liability hereunder, with the exception of the confidentiality provisions set forth in the preceding sentence. Upon execution of the Agreement of Sale, Seller shall contemporaneously deliver to Buyer: a current rent roll for the Premises. including up-to-date information on security deposits, delinquencies, and pre-paid rents; any survey of the Premises in possession, custody or control of Seller, copies of all leases pertaining to the Premises; operating information pertaining to the Premises for the past year; copies of all written contracts pertaining to the Premises; all warranties or certifications that pertain to the Premises and may be assigned by Seller to Buyer; all environmental and/or engineering reports in Seller's possession pertaining to the Premises and any contracts pertaining to the Premises that may survive closing. Entry onto the Premises shall be after reasonable notice to Seller. The Buyer hereby agrees to indemnify Seller from any liability and reasonable costs or expenses incurred by Seller resulting from Buyer's or Buyers agents' entry on the Premises prior to the Closing Date, excluding any such liability costs, or expenses covered by insurance. The Seller agrees to afford the Buyer the right to defend or settle any claim or action pertaining to the foregoing and Seller agrees not to settle any such claim or action without first obtaining the Buyer's consent thereto in writing, which consent shall not be unreasonably withheld or delayed.

         (b)      Governmental Approval.
                  ----------------------

                  Buyer's intended use of the property requires approval from varying state and local governmental authorities. Buyer shall have up to one hundred eighty (180) days from the date of the execution of this Agreement to obtain said approvals. Buyer shall have the specific option, in its sole discretion, to request up to an additional one hundred eighty (180) days to obtain any said approvals not obtained within the original one hundred eighty (180) day time period, provided, however, that Buyer warrants and represents that Buyer will apply as soon as practicable for all appropriate approvals required. If Buyer is unable to obtain the approvals for any reason, in the Buyer's sole discretion and gives timely notice to the Seller herein, then the rights and obligations of the parties under this Agreement shall terminate and Buyer shall be entitled to the return of his deposit plus all accrued interest and this Agreement shall be null and void and neither party shall have any further obligations thereunder. Buyer agrees that the approval process for its proposed use of the property may take somewhat longer than anticipated and therefore Buyer agrees to pay Seller directly for a portion of the Seller's carrying costs based on the following schedule:

                  (i) 0-90 days from date of execution of this Agreement, no payment whatsoever by Buyer to Seller; and

                  (ii) 91-270 days from date of execution of this Agreement, Buyer shall pay Seller One Thousand Five Hundred and 00/100 Dollars ($1,500.00) per month to help defray Seller's carrying costs; and

                  (iii) 271 days and thereafter from date of execution of this Agreement, Buyer shall pay Seller Three Thousand and 00/100 Dollars ($3,000.00) per month to help defray Seller's closing costs.

4. PURCHASE PRICE.
   ---------------

         (a) The purchase price ("Purchase Price") for the Premises is Five Hundred Thousand and 00/100 ($500,000.00) Dollars. The entire Purchase Price shall be payable to Seller as follows:

                  (i) The sum of One Thousand and 00/100 ($1,000.00) Dollars (the "Initial Deposit") receipt of which is hereby acknowledged by Seller and Escrow Agent, which Initial Deposit shall be placed in Escrow (as hereafter defined).

                  (ii) The sum of Twenty Four Thousaand and 00/100 ($24,000.00) Dollars (the Second Deposit") upon execution and delivery of this Agreement by both Buyer and Seller, which Second Deposit shall be placed in Escrow (as hereinafter defined).

                  (iii) The sum of Twenty Five Thousand and 00/100 ($25,000.00) Dollars (the "Third Deposit") upon satisfaction of all pre-closing contingencies and completion of all due diligence requirements by the Buyer, which Third Deposit shall be placed in escrow (as hereinafter defined).

                  (iv) The balance of the Purchase Price ($450,000.00) on the Closing Date (as hereinafter defined) as follows:

                           (a) $450,000.00 by wire transfer, bank check or other
                               immediately available funds.

5. SELLER'S REPRESENTATIONS. WARRANTIES AND COVENANTS.
   -----------------------------------------------------

         To induce the Buyer to enter into this Agreement, the Seller represents, warrants and covenants to the Buyer as of the date hereof and as of the date of Closing as follows:

         (a)      Title.
                  -----

                  Seller is the sole owner of fee simple title to the Premises.

         (b)      Pending Litigation.
                  ------------------

                  There are no litigation actions or proceedings pending before any court or other agency or agencies, nor, to the best of Seller's knowledge, are the same threatened, which pertain to or affect the Premises.

         (c)      Execution of Agreement.
                  ----------------------

                  Neither the execution and delivery of this Agreement or any other documents necessary to complete this transaction, nor the consummation of the transactions contemplated hereby or thereby in the manner herein or therein provided, nor the fulfillment of or compliance with the terms and conditions hereof shall: (1) violate, be in conflict with, constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any agreement, contract, indenture, lease, or mortgage, or subject any properties or assets of Seller to any indenture, mortgage, contract, commitment, or agreement, to which Seller is a party or by which Seller or the Premises is bound or subject the Premises to any lien, claim, charge or encumbrance; or (ii) to the best of Seller's knowledge, violate any provision of law, rule, regulation, order, permit, or license to which Seller or the Premises is subject or pursuant to which Seller conducts its business.

         (d)      Condemnation: Pending Improvements.
                  ----------------------------------

                  There is no pending, nor, to the best of Seller's knowledge, information and belief, threatened condemnation or similar proceeding affecting the Premises or any portion thereof~ there are no pending public improvements in, about, or outside the Premises which shall in any manner affect access to the Premises.

         (e)      Options to Purchase.
                  -------------------

                  Other than this Agreement, there are no options to purchase, rights of first refusal to purchase, or conditional sales agreements, whether oral or written, which affect any portion of or all of the Premises.

         (f)      Assessments.
                  -----------

                  Seller has received no written notices of any proposed or pending assessments pertaining to the Premises; however, the Town of Clinton is in the process of a revaluation of all properties within its boundaries. Seller shall provide copies of all notices regarding the existing or future assessment of the Premises and shall provide Buyer with the opportunity to timely contest any such assessment between the date hereof and Closing.

         (g)      Insurance.
                  ---------

                  All of the Premises is, and between the date hereof and the date of Closing shall be, insured against fire and casualty on a replacement cost basis. Between the date hereof and the date of Closing all insurance premiums pertaining to the Premises shall be fully paid when the same are due and payable. Seller shall promptly notify Buyer of any notices of cancellation received by Seller in connection with any such policies.

         (h)      No Bankruptcy.
                  --------------

                  There has not been filed by or against Seller a petition in bankruptcy or insolvency proceedings or for reorganization or for the appointment of a receiver or trustee, under the state or federal law, nor has Seller made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an agreement with creditors which petition, proceedings, assignment or arrangement was not dismissed by final, unappealable order of the court or body having jurisdiction over the matter; and Seller is not insolvent and nor has Seller admitted in writing the inability to pay his debts as they became due.

         (i)      No Insurance Notices.
                  ---------------------

                  Seller has not received any notice of any unsatisfactory condition of the Premises from any insurance company or Board of Fire Underwriters or the authorities within the jurisdiction in which the Premises is located.

         (j)      Taxes.
                  -----

                  Seller has not received any written notice that any tax pertaining to the Premises is overdue or has not been paid. Except for unpaid real estate taxes which will be paid at Closing, subject to the proration provisions contained herein, there are no unpaid real property taxes or governmental assessments concerning any portion of the Premises and Seller has no knowledge as of the Agreement Date of any taxes or assessments threatened or pending. which could impose transferee liability on the Buyer under the Internal Revenue Code of 1986, as amended to date, or under any applicable state or local law.

         (k)      Foreign Person.
                  --------------

                  Seller is not a foreign person for purposes of the withholding provisions of Section 1445 of the Internal Revenue Code of 1986. Seller shall execute and deliver a F1RPTA certificate to Buyer at Closing.

         (l)      Environmental.
                  -------------

                  Seller has received no written notice of any hazardous materials, environmental violations, actions or conditions nor of any environmental releases concerning the Premises and/or Property.

         (m)      No Notices of Violations;
                  ------------------------

                  Use. Seller has received no notices of violations of any federal, state or municipal or other health, building, zoning, safety, environmental protection or other applicable code, law, ordinance or regulation regarding and/or affecting the Premises and/or Property.

         (n) Seller represents and warrants, to the best of Seller's knowledge, the following:

                  (i) There are no pending or threatened governmental or private proceedings that would impair or result in the termination of access from the Premises and/or Property to abutting public highways, streets, and roads.

                  (ii) There are no liens outstanding against the Premises and/or Property other than as shown of record, the lien for real estate taxes and inchoate liens for water and sewer charges for the current year not yet due and payable and no petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending or threatened against, or contemplated by Seller.

                  (iii) There is presently in existence or available water, electrical, and gas utility service required for the existing use of the Premises and/or Property.

                  (iv) Seller has delivered to Buyer contemporaneously with the execution of this Agreement true and accurate financial statements of the income and expenses of the Premises and/or Property for the three (3) years prior to closing, if available.

                  (v) There are no underground storage tanks located on the Premises and/or Property.

                  (vi) At the closing of title, there will be no unpaid bills or claims with respect to the Premises and/or Property, including all liens which affect marketability of title, as shown in Buyer's title search.

         (o) All of Seller's representations and warranties set forth herein shall survive Closing.

6. CLOSING.
   --------

         (a)      Closing.
                  -------

                  If Buyer does not terminate this Agreement as provided herein, the closing shall occur at the office of Buyer's counsel, Kantrovitz & Brownstein, P.C., One Bradley Road, Woodbridge, Connecticut on or before December 31, 2004, or within thirty
                  (30) days after satisfaction of all conditions precedent set forth in paragraphs 3(a) and (b) of this Agreement (the "Closing Date").

         (b)      Deliveries At Closing.
                  ---------------------

                  Seller shall deliver, or cause to be delivered, to Buyer, the following:

                  (i) A warranty deed in the usual Connecticut form (the "Deed") executed by Seller conveying to Buyer good and marketable title in fee simple to the Premises, free of all liens and encumbrances other than the Permitted Exceptions.

                  (ii)     A FIIRPTA affidavit.

                  (iii) A Bill of Sale for all personalty related to and/or appurtenant to the Premises and/or Property.

                  Any other documents expressly required by the terms of this Agreement to effectuate closing hereunder, excluding the filing of a Form 1099 with the Internal Revenue Service, which shall be the responsibility of Buyer's counsel.

         (c)      Payment of Purchase Price.
                  --------------------------

                  At Closing, Buyer shall pay to Seller or as Seller otherwise directs the sums due under this Agreement in the manner described in Section 4 and shall deliver any other documents required by the terms of this Agreement to effectuate closing hereunder.

7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.
   ----------------------------------------------

         (a)      Buyer's Conditions Precedent.
                  ----------------------------

                  The obligation of Buyer to purchase the Premises from Seller in accordance with this Agreement is subject to satisfaction of each of the following conditions (the "Conditions Precedent"), any of which may be waived in whole or in part by Buyer on or prior to the Closing Date:

                  (i)      Seller's Representations and Warranties.
                           ---------------------------------------

                           Each of the representations and warranties of Seller contained in this Agreement shall be true and correct in all respects on the Closing Date to the best of Seller's knowledge, as though made on such date.

                  (ii)     Compliance with Seller's Covenants.
                           -----------------------------------

                           Seller shall have performed and complied with all of the terms, conditions and covenants required by this Agreement to be performed and complied with by Seller prior to or on the Closing Date.

                  (iii)    Title Policy.
                           ------------

                           Title to the Premises shall meet the requirements of Paragraph 2 hereof.

                  (iv)     Condition of Premises.
                           ----------------------

                           Subject to Section 15, the Premises shall be in the same condition, as it was on the date of this Agreement, reasonable wear and tear excepted.

                  (v)      Tenants.
                           -------

                           All tenants shall have vacated the premises with no right to reenter.

                  (vi)     Zoning.
                           -------

                           The premises are zoned for office, retail and commercial use under the Zoning Regulations of the Town of Clinton so that the Buyer can operate a branch office of a commercial bank at the premises without formerly requesting a variance from the requisite Town of Clinton governmental authorities.

         (b)      Buyer's Rights If Conditions Precedent Are Not Satisfied.
                  ---------------------------------------------------------

                  If, on the Closing Date, all of the Conditions Precedent to Buyer's obligation to consummate the purchase of the Premises which are set forth in this Agreement have not been satisfied, Buyer shall elect to either (1) waive each of those conditions as are unsatisfied; (2) terminate this Agreement or
                  (3) bring an action for specific performance in accordance with Paragraph 17 of this Agreement. If Buyer terminates this Agreement because the Conditions Precedent set forth above have not been satisfied, without fault of the Seller, the Deposit and all accrued interest shall be paid to Buyer by Seller, and thereafter the parties hereto shall be released from all liabilities and obligations under this Agreement. In the event the Conditions Precedent have not been satisfied due to the fault of the Seller, Seller shall pay to Buyer an amount equal to Five Thousand and 00/100 Dollars ($5,000.00) to partially defray the Buyer's out of pocket expenses.

8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.
   ----------------------------------------------

         Seller's Conditions Precedent.
         -----------------------------

         The obligation of Seller to sell the Premises to Buyer in accordance with this. Agreement is subject to satisfaction of each of the following conditions (the "Conditions Precedent")

         (i)      Compliance with Contract.
                  -------------------------

                  Buyer shall have performed and complied with all of the material terms, conditions and covenants required by this Agreement to be performed and complied with by Buyer prior to or on the Closing Date.

         (ii)     Purchase Price.
                  ---------------

                  At Closing, Buyer shall have delivered the balance of the Purchase Price to Seller.

         (iii)    Documents.
                  ---------

                  All items required to be delivered by Buyer pursuant to the terms of this Agreement shall have been delivered to Seller at or prior to Closing.

         (iv)     Buyer's Representations and Warranties.
                  -----------------------------------------

                  Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on the Closing Date, as though made on such date.

9. APPORTIONMENTS.
   --------------

         The following are to be adjusted and prorated between Seller and Buyer as of 11:59 PM on the day of the Closing (the "Apportiomnent Date"), and the net amount thereof shall be added to (if such net amount is in Sellers" favor) or deducted from (if such net amount is in Buyer's favor) the payment required pursuant to Paragraph 4 above:

         (a) Real estate taxes (uniform fiscal year), water and sewer rents and charges, and all other fees, taxes and charges relating to or payable in connection with the use, occupancy, maintenance, ownership and operation of the Property, shall be adjusted and prorated on the basis of uniform fiscal year for which assessed, or the fiscal period covered by the appropriate invoice, bill or statement, or based on the most recently available meter reading therefor; provided that no apportionment shall be made with respect to any of the foregoing that are payable directly by Tenants pursuant to their Leases. Metered utility charges for the period from the last reading date prior to the Closing through the day of the Closing shall be apportioned on the basis of such last reading, but shall be reapportioned according to actual charges promptly after the first reading following the Closing Date. Unmetered water charges shall be apportioned on the basis of the charges therefor for the same period in the preceding calendar year, but apply the current rate thereto. If the Closing shall occur before the tax rate or assessed valuation is fixed, the apportiomnent of real estate taxes shall be upon the basis of the tax rate for the preceding year applied to the most recently applicable assessed valuation of the Property, subject to further and final adjustment when the tax rate and/or assessed valuation is fixed for the year in which the Closing takes place; and

         (b) any other charges for which apportionment would be customary or appropriate.

         (c) Seller shall be responsible for the payment of any special assessments (and all installments thereof, whether or not the same are then payable) imposed with respect to the Property on or prior to the Closing, and Seller shall be responsible for the payment of any special assessments (and all installments thereof, whether or not the same are then payable) imposed with respect to the Property after the Closing.

         (d) Any errors or omissions in computing the foregoing adjustments shall be corrected within a reasonable time following the Closing.

10. CLOSING COSTS.
    -------------

         Seller shall be responsible for the payment of all state and local conveyance taxes. Buyer shall pay the title insurance premiums required for the issuance of any title insurance commitment, report and/or policy required by Buyer, any legal fees payable to Buyer's counsel, the recording of the Deed to the Premises and the survey costs (if any). Seller shall pay any legal fees payable to Seller's counsel and the recording of any mortgage satisfaction releases or other documents required to convey title as required in this Agreement.

11. SELLER'S COVENANTS.
    ---------------------

         (a)      Seller hereby covenants that Seller shall:

                  (i)      Maintenance of Premises.
                           ------------------------

                           Prior to the Closing Date, Seller shall maintain the Premises in the condition existing on the Agreement Date, reasonable wear and tear and damage from fire and other casualty excepted.

                  (ii)     Insurance.
                           ----------

                           Maintain in effect until the Closing Date all insurance policies now in effect (or policies reasonably consistent therewith) with respect to the Premises. Seller shall bear the risk of loss until Closing.

                  (iii)    Alterations to Premises.
                           ------------------------

                           Prior to the Closing Date, not make or permit to be made any material alteration, improvement, or addition to the Premises without the prior written consent of Buyer.

                  (iv)     Satisfaction of Liens.
                           ---------------------

                           Not permit any mortgage lien, easement, encumbrance or other cloud on the title to the Premises to be created after the date hereof, (hereinafter referred to as a "Title Imperfection"). If Seller creates or permits any Title Imperfection to be created in violation hereof, Seller shall satisfy each such Title Imperfection with the consent and approval of the Title Company, by (A) if it is a monetary lien, the payment of money, bonding or otherwise causing such Title Imperfection to be removed of record or
                           (B) if it is a non-monetary Title Imperfection, Seller shall cause such Title Imperfection to be removed to the satisfaction of Buyer's Title
                           Company. A Title Imperfection, as defined herein, shall not include any such lien, encumbrance or other cloud on title created by Buyer, its agents, contractors or employees.

                  (v)      Leases and Contracts.
                           --------------------

                           Not enter into any lease, license or other occupancy agreement or any supply, maintenance, service or similar contract for the Premises or any part thereof which is not terminable on or before the Closing Date, without obtaining the prior written approval of Buyer, which approval Buyer may withhold in its sole and absolute discretion for any or no reason.

                  (vi) Seller shall give Buyer prompt notice (within two business days after its receipt of notice of same) of any fire or other casualty affecting the Premises or of any actual or threatened taking or condemnation of all or any portion of the Premises.

         (b)      At the Closing, Seller shall have the following obligations:

                  (i) Seller shall execute, acknowledge and deliver to Buyer a warranty deed in sufficient and recordable form to convey title to the Premises in accordance with the terms of this Agreement.

                  (ii) Seller shall execute, acknowledge and deliver to Buyer affidavits of title and such other documents as are reasonably required by Buyer's title insurer to insure title to the Premises in accordance with the terms of this Agreement

                  (iii) Seller shall deliver to Buyer the originals of any use, occupancy, operating, road access, environmental protection and other licenses, permits, authorizations, or approvals which are included for the Premises and instruments of assignments of all right, title and interest therein.

                  (iv) Seller shall deliver to Buyer a copy of the bill for current real estate taxes. Seller shall deliver to Buyer a bill of sale in form reasonably acceptable to Buyer and sufficient to convey all of Seller's right, title and interest in the personal property included within the Premises, free and clear of all liens.

                  (v) Seller shall execute, acknowledge and deliver to Buyer an affidavit for the purpose of complying with the Foreign Investment in Real Property Tax Act.

                  (vi) Seller shall execute a closing statement reflecting the payment and disbursement of the Purchase Price for the Premises in accordance with this Agreement.

                  (vii) Seller shall deliver to Buyer duly executed and acknowledged recordable discharges and releases for all mortgages and liens against the Premises in a form reasonably acceptable to Buyer's title insurance company.

                  (viii) Seller shall deliver to Buyer all keys for the Premises,

12. REPRESENTATIONS AND WARRANTIES
    ------------------------------

         A. In order to induce Seller to enter into this Agreement, Buyer hereby warrants and represents to Seller, as of the date hereof and as of the Closing Date, that (i) Buyer has full power and authority to enter into and fulfill its obligations under this Agreement and to consummate the purchase of the Premises, and the execution, delivery and performance of this Agreement by the Buyer constitutes a valid and binding obligation of Buyer in accordance with its terms; (ii) no consent, waiver or approval by any other party is required in connection with the execution and delivery by Buyer of this Agreement or the performance by Buyer of the obligations to be performed by it under this Agreement or any instrument contemplated hereby; (iii) neither the entering into of this Agreement nor the consummation of such purchase will constitute a violation or breach by Buyer of any contract or other instrument to which Buyer is a party or to which Buyer is subject or by which any of Buyer's assets or properties may be affected, or of any judgment, order, writ, injunction or decree issued against or imposed upon Buyer, nor will the said purchase result in a violation of any applicable law, order, rule, or regulation of any governmental authority applicable to Buyer; (iv) there are no litigation actions or proceedings pending before any court or other agency or agencies, nor, to the best of Buyer's actual knowledge, are the same threatened, which pertain to or affect Buyer; and (v) except as specifically set forth in this Agreement, neither Seller nor its agents have made any representations regarding the condition of the Premises which have been relied on by Buyer.

         B. In order to induce Buyer to enter into this Agreement, Seller hereby warrants and represents to Seller, as of the date hereof and as of the Closing Date, that (i) Seller has full power and authority to enter into and fulfill its obligations under this Agreement and to consummate the purchase of the Premises, and the execution, delivery and performance of this Agreement by the Seller constitutes a valid and binding obligation of Seller in accordance with its terms; (ii) no consent, waiver or approval by any other party is required in connection with the execution and delivery by Seller of this Agreement or the performance by Seller of the obligations to be performed by it under this Agreement or any instrument contemplated hereby; (iii) neither the entering into of this Agreement nor the consummation of such purchase will constitute a violation or breach by Seller of any contract or other instrument to which Seller is a party or to which Seller is subject or by which any of Seller's assets or properties may be affected, or of any judgment, order, writ, injunction or decree issued against or imposed upon Seller, nor will the said purchase result in a violation of any applicable law, order, rule, or regulation of any governmental authority applicable to Seller; (iv) there are no litigation actions or proceedings pending before any court or other agency or agencies, nor, to the best of Seller's actual knowledge, are the same threatened, which pertain to or affect Seller.

13.  NOTICES.
     -------

         (a)      Notices
                  -------

                  Any notice or advice to be given or otherwise made to any party hereto shall be deemed given if in writing and delivered in person with a receipt obtained, or sent via reputable overnight courier, or via facsimile with proof of confirmation of receipt and followed by another permitted means of notice provided herein, or duly sent by certified mail, return receipt requested, postage prepaid, addressed to the respective recipient as follows:

                  (i)      If to Seller, to him at the address set forth below:

                           Dr. Alan Maris
                           c/o John Dillon, Esq.
                           64 Boston Street
                           Guilford, CT 06437

                  (ii) If to Buyer, to it at the address set forth above, with a copy to Attorney James Brownstein, One Bradley Road, New Haven, CT 06525.

                  (iii) If to Escrow Agent: Vincent Engingro, Coldwell Banker, 215 Sherman Avenue, Hamden, CT 06518

                  Any such address maybe changed, or additional addresses (not to exceed 3) added by notice given in the manner provided herein. Any notice given by mail shall be deemed given three
                  (3) days after mailing in the case of certified mail, upon receipt in the case of hand delivery, facsimile (with proof of confirmation and delivery in another acceptable means) or overnight courier. Any notice or other communication may be given by counsel for the party giving the same.

14.  BROKERS.
     --------

         Buyer and Seller represent and warrant each to the other that they have dealt with no broker or consultant other than Coldwell Banker which is the sole broker entitled to a commission upon the sale of the property referenced herein. Each of Buyer and Seller agree to defend, indemnify and hold the other harmless from and against any and all loss, liability and expense, including reasonable attorneys' fees, which the indemnified party may incur arising by reason of the above representation being false. The liability to pay the real estate commission of

         4 1/2% shall be the sole responsibility of the Seller herein. The provisions of this paragraph shall survive the Closing.

15. CONDEMNATION OR DESTRUCTION
    ---------------------------

         (a)      Eminent Domain.
                  ---------------

                  If prior to Closing there shall occur any taking of the Premises (or any material part thereof) by eminent domain, Buyer shall have the right to terminate this Agreement, within fifteen (15) days after receipt of a written notice produced by Seller documenting the taking (which documentation shall provide a description in reasonable detail of the parcel being taken and if the condemning authority shall have made an offer of compensation, the amount of that offer). If Buyer does not terminate this Agreement, then this Agreement shall remain in force, the Purchase Price for the Premises shall not be abated and Seller shall assign all right, title, interest in and to the condemnation award (and deliver any portion of that award received by Seller prior to Closing) to Buyer at Closing.

         (b)      Casualty.
                  ---------

                  If, prior to Closing, there shall occur any damage or destruction to the Premises by fire or other casualty, and the Premises shall not as of the Closing Date have been restored to the condition prior to the said damage, then Buyer shall have the right to terminate this Agreement within 15 days after receipt by the Buyer of the determination of the cost to restore (as provided in Paragraph 15 (d) below). If Buyer shall elect to terminate this Agreement, then this Agreement shall terminate as of the date of Buyer's election, and the Deposit, and all interest thereon, shall be returned to Buyer, and neither party shall have any obligations hereunder other than the obligations of either party that, by the terms of this Agreement, survive such termination. If Buyer shall not terminate this Agreement then the Agreement shall remain in force and the parties shall proceed as provided in subsection
                  (c) below.

         (c)      Casualty Where Agreement is not Terminated.
                  ------------------------------------------

                  If, prior to Closing, there shall occur any damage or destruction to the Premises by fire or other casualty and the Premises shall be restored prior to the Closing Date and Buyer shall not have terminated this Agreement under subsection (b) above, then this Agreement shall remain in force, and the Purchase Price shall not be abated by the cost to restore (as determined pursuant to subsection (d) below). If prior to the Closing there shall occur any damage or destruction to the Premises by fire or other casualty, and the Premises shall not be restored prior to the Closing Date and Buyer shall not have terminated this Agreement under Subsection (b) above, then this Agreement shall remain in force and Buyer shall be entitled to all of the insurance proceeds arising from that casualty (to the extent not applied to restoration of the Premises) and shall receive a credit against the Purchase Price in the amount of the applicable deductible from Seller's insurance policy.

         (d)      Cost to Restore.
                  ---------------

                  The cost to restore the Premises at the time of the casualty shall be determined by Seller and Buyer jointly obtaining a fixed price bid for that work by a contractor having at least five years experience in the construction of similar buildings, such contractor to be selected by Seller and reasonably approved by Buyer. If Seller and Buyer cannot agree on the identity of contractor within ten (10) days from the date of the hazard, this Agreement shall automatically terminate, thereafter neither party shall have any obligations hereunder other than the obligations of either party that, by the terms of this Agreement, survive such termination, and the Deposit and all interest thereon shall be returned to Buyer.

         (e)      Extension of Closing.
                  ---------------------

                  The Closing shall be adjourned for such time as may be required to obtain the information and make the decisions described above and shall occur on the later of the Closing Date or 10 days after Buyer's decision under subsection (a) or (b) above or if subsection (d) is applicable, the receipt of the contractor's bid. Notwithstanding anything to the contrary herein, any extension shall be subject to Buyer's right to terminate this Agreement, if said extension shall cause a loss or change in the terms of Buyer's financing for the transaction contemplated herein.

16. ASSIGNMENT OF AGREEMENT OF SALE.
    -------------------------------

         Buyer may assign its interest hereunder to its nominee or assignee, provided such nominee or assignee is one in which Buyer has an interest, provided that such assignee assumes all obligations of Buyer hereunder.

17. DEFAULT.
    --------

         (a)      By Buyer.
                  ---------

                  Buyer shall be in default under this Agreement if(1) Buyer shall fail to tender to Seller either the Deposit or the remainder of the Purchase Price as and when due under the terms of this Agreement (time not being of the essence), or
                  (ii) if Buyer fails to perform its covenants and obligations hereunder. If Buyer so defaults hereunder, Seller shall give

                  Buyer written notice thereof and Buyer shall be permitted thirty (30) days following receipt of such notice (the "Cure Period") within which to cure such default. If Buyer does not cure its default, then as Seller's sole and exclusive remedy, Escrow Agent shall pay the Deposit and all interest accrued thereon to Seller as liquidated damages and not a penalty, such being agreed between Buyer and Seller to be a necessary condition to this Agreement to compensate Seller for expenses and expenditures incurred and made in connection therewith, the damages sustained as a result of withdrawing the Premises from the market, and otherwise for Buyer's non-compliance with this Agreement. Thereupon, this Agreement shall become null and void and of no further force and both parties shall be released of further liability and obligations hereunder except those specifically provided herein which are to survive the termination of this Agreement, and Seller shall have no further remedy, either at law or in equity.

         (b)      By Seller.
                  ---------

                  Seller shall be in default under this Agreement if Buyer is ready, willing and able to proceed to Closing hereunder but
                  (i) Seller shall fail at Closing to tender its required deliveries pursuant to Section 6 hereof or (ii) Seller fails to comply with its covenants and obligations hereunder, including the failure to provide title to the Premises in accordance with the terms of this Agreement. If Seller so defaults hereunder, Buyer shall give Seller written notice thereof and Seller shall be permitted thirty (30) days following receipt of such notice (the "Cure Period") within which to cure such default. In such event, if the Cure Period extends beyond the then scheduled Closing Date, the day for Closing shall be extended one (1) time until the first business day following the Cure Period, to allow Seller sufficient time within which to effect such cure. If Seller does not cure its default within the Cure Period, then Buyer shall be entitled to pursue all of its rights at law or in equity, including, without limitation, the remedy of specific performance.

18. ESCROW AGREEMENT
    ----------------

         The Deposit shall be held in escrow by Escrow Agent until the Closing or earlier termination of this Agreement in accordance with all applicable laws and regulations and subject to the following provisions:

         (a)      Escrow Account.
                  ---------------

                  The duties of Escrow Agent shall be determined solely by the express provisions of this Agreement and as required by applicable laws and regulations. Escrow Agent shall not pay the Deposit or any interest to either party (other than payment or delivery in accordance with the Closing) until the following has occurred:
                  (i) the party claiming to be entitled thereto shall have given notice of such entitlement to Escrow Agent, (ii) Escrow Agent shall have sent a copy of such notice to the other party, and
                  (iii) the other party shall not have given, within 10 days of receipt of such notice, notice to Escrow Agent that the claim of the first party is disputed. If Escrow Agent receives notice within such 10-day period that the claim of entitlement is disputed, Escrow Agent shall not pay such amounts to either party until such dispute is finally resolved by written agreement signed by both parties or by final unappealable judgment of a court of law, and when such dispute is resolved. Escrow Agent shall pay such funds including the interest to the party or parties entitled thereto pursuant to such final resolution. The parties authorize Escrow Agent, without creating any obligation on Escrow Agents part, in the event this Agreement or the Deposit becomes involved in litigation, to deposit the Deposit and all accrued interest with the clerk of the court in which the litigation is pending and thereupon Escrow Agent shall be fully relieved and discharged of any further responsibility under this Agreement The parties also authorize Escrow Agent, if it is threatened with litigation, to interplead all interested pasties in any court of competent jurisdiction and to deposit the Deposit and all accrued interest with the clerk of that court and thereupon Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder.

         (b)      Liability of Escrow Agent.
                  -------------------------

                  Escrow Agent shall not be liable for my mistake of fact or error of judgment or any acts or omissions of any kind unless caused by its willful misconduct or gross negligence. Escrow Agent shall be entitled to rely on any instrument or signature believed by it to be genuine and may assume that any person purporting to give any writing, notice or instruction in connection with this Agreement is duly authorized to do so by the party on whose behalf such writing, notice or instruction is given.

         (c)      Indemnity of Escrow Agent.
                  --------------------------

                  The parties will jointly indemnify Escrow Agent for and hold it harmless again any loss, liability or expense incurred without negligence or bad faith on Escrow Agent's part arising out of or in connection with the acceptance of, or the performance of its duties under this Agreement, as well as the costs and expenses of defending against any claim or liability arising under this Agreement.

         (d)      Taxpayer Identification Numbers.
                  --------------------------------

                  Seller and Buyer agree to promptly furnish Escrow Agent with their respective federal taxpayer Identification numbers upon demand therefor.

         (e)      Interest on Escrow Amounts.
                  ---------------------------

                  Interest on all money held by Escrow Agent in escrow shall be for the sole benefit of the Buyer herein and shall be payable to Buyer by the Escrow Agent at closing or upon the termination of this Agreement pursuant to its terms.

19. MISCELLANEOUS.
    --------------

         (a)      Modifications.
                  --------------

                  This Agreement shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular unless the same shall be in writing signed by or on behalf of the party to be charged therewith

         (b)      Binding Nature.
                  --------------

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, executors, representatives, administrators, successors and permitted assigns.

         (c)      Waiver.
                  ------

                  No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

         (d)      Counterparts.
                  ------------

                  This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original.

         (e)      Construction.
                  ------------

                  Any singular word or term herein shall also be read as in the plural whenever the sense of this Agreement may require it. All pronouns and nouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the parties may require.

         (f)      Conflict Between Provisions: Governing Law.
                  -------------------------------------------

                  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to person or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the greatest extent permitted by law. This Agreement shall be governed and construed in accordance with the laws of the State of Connecticut.

         (g)      Notice of Claims.
                  ----------------

                  Whenever any party shall learn through the filing of a claim or the commencement of a proceeding or otherwise of the existence of any liability for which another party is or may be responsible under this Agreement, such party shall notify the other party promptly and finish such copies of documents (and make originals thereof available) and furnish such other information as such party may have which may be used or useful in the defense of such claim and shall afford said other party full opportunity to defend the same in the name of any party and shall generally cooperate with the other party in the defense of any such claim.

20. CONFIDENTIAL.
    ------------

         The parties hereto agree that the terms of this Agreement shall be held strictly confidential and neither party shall disclose the terms hereof to any third party, except for the parties' respective, tax, legal and other advisers, without the prior written consent of the other.

21. NON-BINDING UNTIL EXECUTION.
    ---------------------------

         The submission of this Agreement shall in no manner bind Seller or Buyer until both Seller and Buyer have duly executed this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

WITNESS:                                           SELLER:

/S/ John L. Dillon                                        /S/ Alan H. Maris
--------------------                                        -----------------
John L. Dillon                                              Dr. Alan Maris


 /S/ Lauren D. Corsaut
----------------------
 Lauren D. Corsaut


                                                   BUYER:

/S/ Barbara A. Check                            /S/ James S Brownstein, Trustee
--------------------                               -----------------------------
Barbara A. Check                                   James S. Brownstein, Trustee

/S/ Elizabeth R. Ball
---------------------
Elizabeth R. Ball

STATE OF CONNECTICUT }
                     } ss: Guilford                             June  30, 2004
COUNTY OF NEW HAVEN  }

         Personally appeared Dr. Alan Maris, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, before me.

                                    /s/ Lauren D. Corsaut
                                    --------------------------------------------
                                    Lauren D. Corsaut
                                    Notary Public
                                    Commission Expires March 31, 2009



STATE OF CONNECTICUT }
                     } ss: Woodbridge                           June 22, 2004
COUNTY OF NEW HAVEN  }

         Personally appeared James S. Brownstein, Trustee, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, before me.

                                    /S/ Beatrice Meehan
                                    -------------------------------
                                    Notary Public/
                                    My Commission Expires: 1/31/09